Item 77C - Submission of matters to a vote of security holders

The following matters have been submitted to a vote by the stockholders of the Corporation:
At the special meeting of stockholders of the Corporation held on September 10, 2014, the results of Proposal 1 were as follows:
Proposal 1: To approve the adjournment of the special meeting of stockholders to October 2, 2014.
















Shares Voted


% of Voted


% of Total

For


11,359,020.0060



89.078
%


60.348
%
Against


1,142,112.9190



8.957
%


6.068
%
Abstain


250,590.8660



1.965
%


1.331
%
Total


12,751,723.7910



100.000
%


67.747
%
At the special meeting of stockholders of the Corporation held on October 2, 2014, the results of Proposal 1 were as follows:
Proposal 1: To approve the amendment to the Corporation's charter that will allow the Board of Directors of the Corporation to authorize the sale or transfer of all or substantially all of the Corporation's assets without shareholder approval.
















Shares Voted


% of Voted


% of Total

For


12,756,520.905



89.913
%


67.773
%
Against


1,164,318.220



8.207
%


6.186
%
Abstain


266,769.396



1.880
%


1.417
%
Total


14,187,608.521



100.000
%


75.376
%